Exhibit 99.1

Freescale Semiconductor Announces Fourth Quarter and Full Year 2008 Results

AUSTIN, Texas--(BUSINESS WIRE)--January 29, 2009--Freescale Semiconductor Holdings I, Ltd. today announced financial results for the fourth quarter and full year ended December 31, 2008.

Highlights for the fourth quarter and 2008 include:

  Net sales of $940 million for the fourth quarter;
  Net sales of $5.2 billion for fiscal year 2008;
  Adjusted EBITDA of $94 million for the fourth quarter;
  Trailing 12 month adjusted EBITDA of $1.4 billion;
  Cash, cash equivalents and short-term investments of $1.4 billion at December 31, 2008.

Net Sales

Net sales for the fourth quarter of 2008 were $940 million, compared to $1.4 billion in the third quarter of 2008 and $1.5 billion in the fourth quarter of 2007. Net sales for fiscal year 2008 were $5.2 billion, compared to $5.7 billion in the prior year.

“The challenging economic climate significantly impacted our fourth quarter results,” said Rich Beyer, chairman and chief executive officer. “Despite the current climate, our priorities are clear and achievable. We remain focused on further reducing our break even point while ensuring we execute on our strategic growth initiatives and leverage our market leadership positions.”

Operating Results

Net sales for the fourth quarter of 2008 declined 33 percent from the third quarter of 2008 and 39 percent compared to the same period last year. During the third quarter of 2008, the company announced it was exploring strategic options for its cellular handset business and that it had ended its supply agreement with Motorola. Excluding cellular product sales, revenues for the company’s remaining businesses declined 18 percent from the third quarter of 2008 and 26 percent compared to the fourth quarter of 2007.

The reported loss from operations for the three months ended December 31, 2008, was $4.2 billion, compared to a loss of $595 million in the fourth quarter of 2007. The operating loss for the fourth quarter of 2008 included non-cash charges related to an impairment to goodwill and intangible assets totaling $3.6 billion.

The adjusted operating loss (defined in Note 1 of the Notes to the Consolidated Financial Information attached to this press release) for the three months ended December 31, 2008 was $116 million compared to earnings of $211 million last year. For fiscal 2008, adjusted operating earnings were $515 million, compared to $714 million during the prior year.

Adjusted EBITDA (defined in Note 2 to the Notes to the Consolidated Financial Information attached to this press release) was $94 million for the fourth quarter of 2008 and $1.4 billion for the 12 months ended December 31, 2008.

A description of Adjusted EBITDA and adjusted operating earnings/loss and the reconciliations to our GAAP results are included in the tables and notes attached to this press release.

Product Revenues

The company’s net sales figures for the fourth quarter of 2008 are as follows:

  Microcontroller net sales were $304 million in the fourth quarter of 2008, compared to $408 million in the third quarter of 2008 and $467 million in the fourth quarter of 2007.
  RF, Analog and Sensor net sales were $232 million in the fourth quarter of 2008, compared to $261 million in the third quarter of 2008 and $260 million in the fourth quarter of 2007.
  Networking and Multimedia net sales were $273 million in the fourth quarter of 2008, compared to $307 million in the third quarter of 2008 and $303 million in the fourth quarter of 2007.
  Cellular net sales were $64 million in the fourth quarter of 2008, compared to $344 million in the third quarter of 2008 and $361 million in the fourth quarter of 2007.
  Other net sales were $67 million in the fourth quarter of 2008 compared to $89 million in the third quarter of 2008 and $148 million in the fourth quarter of 2007.

Goodwill and Intangible Asset Impairment

Given the ongoing impact from weakening market conditions affecting its businesses, and the lower market capitalizations of its peer group, the Company recorded non-cash impairment charges for intangible assets and goodwill totaling $3.6 billion in the fourth quarter of 2008.

Business Transformation

In light of the Company’s renewed focus on key market leadership positions (including its intent to exit the cellular handset business) and the general soft market conditions, the Company initiated a series of restructuring actions to streamline its cost structure, reduce its break even and re-direct some research and development investments into growth markets in the third quarter of 2008. Along with additional actions taken in the fourth quarter, these initiatives are expected to generate savings of approximately $600 million on an annualized basis. The severance and related cash requirements associated with these actions total approximately $200 million.

Financial Position

Cash, cash equivalents and short-term investments were $1.4 billion on December 31, 2008, compared to $1.3 billion on September 26, 2008.

Conference Call and Webcast

Freescale's quarterly earnings call is scheduled to begin at 4 p.m. Central Standard Time on January 29, 2009. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.

Caution Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our business strategy, goals and expectations concerning our market position, future operations, margins, profitability, liquidity and capital resources. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of the factors that we believe could affect our results include our substantial indebtedness; our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; the loss of one or more of our significant customers or strategic relationships; general economic and business conditions and any downturns in the cyclical industry in which we operate; our competitive environment and our ability to make technological advances; interruptions in our production or manufacturing capacity and our ability to obtain supplies; economic conditions in the industries in which our products are sold; maintenance and protection of our intellectual property; political and economic conditions in the countries where we conduct business; integration of future acquisitions into our business; the costs of environmental compliance and/or the imposition of liabilities under environmental laws and regulations; potential product liability claims; inability to make necessary capital expenditures; loss of key personnel; and our ability to achieve cost savings as well as other matters described under "Risk Factors" in our Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to update any information contained in this press release.

Non-GAAP Financial Measures

Included within this press release and the accompanying tables and notes are non-GAAP financial measures that supplement the company's consolidated financial information prepared under GAAP. The company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release. The company's management believes that these non-GAAP measures provide a more meaningful representation of the company’s ongoing financial performance. In addition, the company uses Adjusted EBITDA to measure compliance with certain of its debt covenants. These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP. You should consider them together with the consolidated financial information located in the tables attached to this press release.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. www.freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor Inc. 2009.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	December 31,	September 26,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Net sales	$ 940	$ 1,409	$ 1,539	$ 5,226	$ 5,722
Cost of sales	680	821	926	3,154	3,821
Gross margin	260	588	613	2,072	1,901
Selling, general and administrative	166	166	165	673	653
Research and development	276	293	293	1,140	1,139
Amortization expense for acquired intangible assets	225	272	273	1,042	1,310
Reorganization of businesses, contract settlement and other	141	(139)	26	53	64
Impairment of goodwill and intangible assets	3,613	3,368	449	6,981	449
Merger expenses	4	2	2	11	5
Operating loss	(4,165)	(3,374)	(595)	(7,828)	(1,719)

Other expense, net	(145)	(173)	(200)	(654)	(780)
Loss before income taxes	(4,310)	(3,547)	(795)	(8,482)	(2,499)
Income tax benefit	(281)	(66)	(270)	(543)	(886)
Net loss	$ (4,029)	$ (3,481)	$ (525)	$ (7,939)	$ (1,613)

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
(in millions)	December 31,	September 26,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Adjusted gross margin	$ 320	$ 645	$ 664	$ 2,304	$ 2,486
Inventory step-up recognition	-	-	-	7	416
Incremental depreciation and amortization expense	60	57	51	225	169
Gross margin	$ 260	$ 588	$ 613	$ 2,072	$ 1,901

Adjusted operating earnings (loss)	$ (116)	$ 191	$ 211	$ 515	$ 714
Inventory step-up recognition	-	-	-	7	416
Incremental depreciation and amortization expense	65	63	56	246	189
Amortization expense for acquired intangible assets	225	272	273	1,042	1,310
Reorganization of businesses, contract settlement, and other	141	(139)	26	53	64
Impairment of goodwill and intangible assets	3,613	3,368	449	6,981	449
Merger expenses and other	5	1	2	14	5
Operating loss	$ (4,165)	$ (3,374)	$ (595)	$ (7,828)	$ (1,719)

EBITDA excluding the effects of purchase accounting and other items	$ 17	$ 322	$ 376	$ 1,059	$ 1,340
Inventory step-up recognition	-	-	-	7	416
Reorganization of businesses, contract settlement, and other	141	(139)	26	53	64
Impairment of goodwill and intangible assets	3,613	3,368	449	6,981	449
Fair value adjustment on interest rate swaps	26	-	-	38	-
Merger expenses and other	5	1	2	14	5
EBITDA	$ (3,768)	$ (2,908)	$ (101)	$ (6,034)	$ 406

Note 1:  Adjusted gross margin and adjusted operating earnings (loss) represent gross margin and operating earnings (loss) adjusted for the following as necessary: inventory fair value step-up recognition, incremental depreciation expense for property, plant and equipment fair value step-up and associated with reduction in lives of certain manufacturing assets, amortization of acquired intangible assets, in-process research and development charge, reorganization of businesses, contract settlement, and other charges, impairment of goodwill and intangible assets, and merger expenses.  Adjusted gross margin and adjusted operating earnings (loss) are not recognized terms under generally accepted accounting principles in the United States (U.S. GAAP).  Adjusted gross margin and adjusted operating earnings (loss) do not represent gross margin or operating earnings (loss), as those terms are defined under U.S. GAAP, and should not be considered as alternatives to gross margin or operating earnings (loss) as an indicator of our operating performance.  We have included information concerning adjusted gross margin and adjusted operating earnings (loss) because we use such information when evaluating gross margin and operating earnings (loss) to better evaluate the underlying performance of the Company. Adjusted gross margin and adjusted operating earnings (loss) as presented herein are not necessarily comparable to similarly titled measures.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding the effects of purchase accounting and other items is a non-U.S. GAAP financial measure.  We have included information concerning EBITDA excluding the effects of purchase accounting and other items because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company.  EBITDA excluding the effects of purchase accounting and other items does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA excluding the effects of purchase accounting and other items and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

Freescale Semiconductor Holdings I, Ltd.
Product Group Net Sales Information
(Unaudited)

(in millions)	Three Months Ended			Twelve Months Ended
	December 31,	September 26,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Microcontroller (a)	$ 304	$ 408	$ 467	$ 1,630	$ 1,878
Cellular (b)	64	344	361	1,063	1,217
Networking and Multimedia (c)	273	307	303	1,161	1,121
RF, Analog and Sensors (d)	232	261	260	1,032	1,048
Other (e)	67	89	148	340	458
	$ 940	$ 1,409	$ 1,539	$ 5,226	$ 5,722

(a) Microcontroller includes our microcontroller portfolio for automotive, consumer and industrial applications, as well as Infotainment, Multimedia & Telematics Operations.

(b) Cellular includes baseband, RF transceivers, power management, software and full platform development for the wireless handset market.

(c) Networking & Multimedia includes our processor portfolio based on Power Architecture™, StarCore® DSP and i.MX platforms. This group includes the Networking Systems Division and Digital Home Operation and the Multimedia Applications Division.

(d) RF, Analog & Sensor incorporates the technologies of our RF, analog power management and sensing solutions.

(e) Other includes licensing of intellectual property, sales of wafers to other semiconductor companies, and other miscellaneous businesses.

Freescale Semiconductor Holdings I, Ltd.
Adjusted EBITDA
(Unaudited)

Provided below is a reconciliation of net loss to EBITDA to Adjusted EBITDA:

(in millions)	Three Months ended December 31, 2008	Twelve months ended December 31, 2008

Net loss	$ (4,029)	$ (7,939)
Interest expense, net	120	623
Income tax benefit	(281)	(543)
Depreciation and amortization*	422	1,825
EBITDA	$ (3,768)	$ (6,034)
Non-cash stock-based employee compensation (1)	16	57
Other non-cash charges (2)	3,675	7,071
Non-recurring/one-time items (3)	85	(15)
Cost savings (4)	47	200
Other defined terms (5)	39	112
Adjusted EBITDA	$ 94	$ 1,391

* Excludes amortization of debt issuance costs, which are included in interest expense, net.

(1) Reflects non-cash stock-based employee compensation expense under the provisions of SFAS No. 123(R), Share-based Payments.

(2) Reflects the non-cash charges related to purchase accounting adjustments for inventory, asset impairment charges and other non-cash items.

(3) Reflects costs associated with Predecessor debt extinguishment, one-time Merger expenses and our reorganization of business programs.

(4) Reflects cost savings that we expect to achieve from certain initiatives where actions have begun or have already been completed.

(5) Reflects other adjustments required in calculating our debt covenant compliance.

Note 2: Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is a non-U.S. GAAP measure used to determine our compliance with certain covenants contained in the Credit Facilities and the indentures governing the Senior Notes and Senior Subordinated Notes. Adjusted EBITDA is defined as EBITDA adjusted to add back certain non-cash, non-recurring and other items that are included in EBITDA and/or net income (loss), as required by various covenants in the indentures and the Credit Facilities. We believe that the presentation of Adjusted EBITDA for the three months and year ended December 31, 2008 is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. Our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies.  The definition of Adjusted EBITDA in the indentures and the Credit Facilities allows us to add back certain charges that are deducted in calculating EBITDA and/or net income (loss).  However, some of these expenses may recur, vary greatly and are difficult to predict.  Further, our debt instruments required that Adjusted EBITDA be calculated for the most recent four fiscal quarters.  As a result, the measure can be disproportionately affected by a particularly strong or weak quarter.  Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

Freescale Semiconductor Holdings I, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	December 31,	September 26,	December 31,
	2008	2008	2007
ASSETS
Cash and cash equivalents	$ 900	$ 702	$ 206
Short-term investments	494	599	545
Accounts receivable, net	394	688	542
Inventory	755	718	779
Other current assets	452	500	712
Total current assets	2,995	3,207	2,784

Property, plant and equipment, net	1,931	2,135	2,517
Goodwill	-	2,715	5,350
Intangible assets, net	1,264	2,365	3,918
Other assets, net	461	643	548
Total assets	$ 6,651	$ 11,065	$ 15,117

LIABILITIES AND STOCKHOLDER'S EQUITY
Notes payable and current portion of long-term debt and capital lease obligations	$ 163	$ 93	$ 93
Accounts payable	246	439	385
Accrued liabilities and other	595	720	574
Total current liabilities	1,004	1,252	1,052

Long-term debt	9,610	9,269	9,380
Deferred tax liabilities	376	830	1,114
Other liabilities	353	369	381

Stockholder's equity (deficit)	(4,692)	(655)	3,190
Total liabilities and stockholder's equity (deficit)	$ 6,651	$ 11,065	$ 15,117

Freescale Semiconductor Holdings I, Ltd.
Reconciliation of Non-GAAP Measures
(Unaudited)

	Three months ended
(in millions)	December 31,	September 26,	June 27,
	2008	2008	2008

Free cash flow	$(358)	$114	$19
Proceeds from sales of strategic investments and businesses	-	(14)	-
Capital expenditures	27	53	74
Proceeds from sales of property, plant, and equipment and assets held for sale	(6)	(1)	(140)
Payments for other assets	11	13	18
Payments for Acquisition	27	-	94
Cash flow provided by operations	$(299)	$165	$65

Free cash flow is a non-GAAP financial measure which we define as cash flow provided by operations less capital expenditures. The most directly comparable GAAP measure is cash flow provided by operations. We use free cash flow to evaluate financial performance and in strategic planning, specifically, for investing and financing decisions. We believe free cash flow is a useful measure because it reflects the performance of overall operations more accurately than cash flow provided by operations and because it provides investors with the same results that we used as the basis for making decisions about the business. Free cash flow is not an indicator of residual cash available for discretionary spending because it does not take into account mandatory debt service or other non-discretionary spending requirements which are not deducted in the calculation of free cash flow. We take these limitations into account when using free cash flow to make investing and financing decisions.

CONTACT:
Freescale Semiconductor
Investors:
Mitch Haws, 512-895-2454
mitch.haws@freescale.com
or
Media:
Robert Hatley, 512-996-5134
robert.hatley@freescale.com